SUPPLEMENTAL OPERATING & FINANCIAL INFORMATION SECOND QUARTER 2022 PHYSICIANS REALTY TRUST NYSE: DOC Exhibit 99.2 June 2022 M Health Fairview Clinics and Specialty Center - Maplewood Maplewood, MN New Albany Medical Center II New Albany, OH

2 COMPANY OVERVIEW ABOUT PHYSICIANS REALTY TRUST 4 SECOND QUARTER 2022 HIGHLIGHTS 6 FINANCIAL HIGHLIGHTS 7 FINANCIAL INFORMATION RECONCILIATION OF NON-GAAP MEASURES: FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD) 8 RECONCILIATION OF NON-GAAP MEASURES: NET OPERATING INCOME AND ADJUSTED EBITDAre 9 MARKET CAPITALIZATION AND DEBT SUMMARY 10 LEVERAGE STATISTICS AND COVENANT PERFORMANCE 11 PORTFOLIO PERFORMANCE AND LEASING ROLLFORWARD 12 INVESTMENT ACTIVITY AND CONSTRUCTION LOAN SUMMARY 13 PORTFOLIO DIVERSIFICATION 14 CONSOLIDATED LEASING RELATIONSHIPS AND EXPIRATION SCHEDULE 15 CONSOLIDATED BALANCE SHEETS 16 CONSOLIDATED STATEMENTS OF INCOME 17 REPORTING DEFINITIONS 18 TABLE OF CONTENTS

3 FORWARD-LOOKING STATEMENTS Certain statements made in this supplemental information package constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and our statements regarding anticipated market conditions are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “outlook,” “continue,” “projects,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, expectations, or intentions. Forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. These forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data, or methods which may be incorrect or imprecise and we may not be able to realize them. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this supplemental information package, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a discussion of factors that could impact our future results, performance or transactions, see Part I, Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. NON-GAAP FINANCIAL MEASURES This presentation includes EBITDAre, Adjusted EBITDAre, EBITDAR, Net Operating Income (or NOI), Cash NOI, MOB Same-Store Cash NOI, Funds From Operations (or FFO), Normalized FFO, and Normalized Funds Available For Distribution (or FAD), which are non-GAAP financial measures. For purposes of the Securities and Exchange Commission’s (“SEC”) Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this presentation, GAAP refers to generally accepted accounting principles in the United States of America. Our use of the non-GAAP financial measure terms herein may not be comparable to that of other real estate investment trusts. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. ADDITIONAL INFORMATION The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 4, 2022, and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.docreit.com) under the tab “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

4 ABOUT PHYSICIANS REALTY TRUST Physicians Realty Trust (NYSE:DOC) (the “Trust,” the “Company,” “DOC,” “we,” “our” and “us”) is a self-managed health care real estate company organized in 2013 to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals, and health care delivery systems. We invest in real estate that is integral to providing high quality health care services. Our properties typically are on a campus with a hospital or other health care facilities or strategically located and affiliated with a hospital or other health care facilities. Our management team has significant public health care REIT experience and long established relationships with physicians, hospitals, and health care delivery system decision makers that we believe will provide quality investment opportunities to generate attractive risk-adjusted returns to our shareholders. We are a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes. We conduct our business through an UPREIT structure in which our properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies, or other subsidiaries. We are the sole general partner of the operating partnership and, as of June 30, 2022, owned approximately 95.0% of the partnership interests in the operating partnership (“OP Units”). Unless otherwise indicated, portfolio statistics include amounts attributable to the Company's pro-rata share of unconsolidated joint venture assets and exclude the Company's corporate office building. COMPANY SNAPSHOT As of June 30, 2022 Gross real estate investments (thousands) $ 5,914,060 Total health care properties (1) 289 % Leased (1) 94.9% Total portfolio gross leasable area (sq. ft.) (1) 16,069,565 % of consolidated GLA from MOBs (1) 98% % of GLA on-campus / affiliated (1) 89% Weighted average remaining lease term for all buildings (years) (1) 5.9 Cash and cash equivalents (thousands) $ 401 Net consolidated debt to firm value 31.4% Weighted average interest rate per annum on consolidated debt 3.5% Equity market cap (thousands) $ 3,949,232 Quarterly dividend $ 0.23 Quarter end stock price $ 17.45 Dividend yield 5.27% Common shares outstanding 226,316,998 OP Units outstanding and not owned by DOC 11,914,857 Dilutive restricted common shares and units 1,475,175 Consolidated firm value (thousands) $ 6,107,850 (1) Excludes three assets classified as held for sale.

PHYSICIANS REALTY TRUST

DOC LISTED NYSE

ABOUT PHYSICIANS REALTY TRUST (CONTINUED)

BOARD OF TRUSTEES

Tommy G. Thompson | Chairman
John T. Thomas | President, Chief Executive Officer
Stanton D. Anderson, Esq. | Compensation Committee Chair
Mark A. Baumgartner | Audit Committee Chair
Albert C. Black | Nominating and Corporate Governance Committee Chair
William A. Ebinger, M.D. | Trustee
Pamela J. Kessler | Trustee
Ava E. Lias-Booker, Esq. | Trustee
Richard A. Weiss, Esq. | Finance and Investment Committee Chair

MANAGEMENT TEAM

John T. Thomas | President, Chief Executive Officer
Jeffrey N. Theiler | Executive Vice President, Chief Financial Officer
D. Deeni Taylor | Executive Vice President, Chief Investment Officer
Mark D. Theine | Executive Vice President, Asset & Investment Management
John W. Lucey | Chief Accounting and Administrative Officer
Daniel M. Klein | Senior Vice President, Deputy Chief Investment Officer
Bradley D. Page | Senior Vice President, General Counsel
Laurie P. Becker | Senior Vice President, Controller
Amy M. Hall | Senior Vice President, Leasing & Physician Strategy
W. Mark Dukes | Senior Vice President, Asset Management

LOCATION AND CONTACT INFORMATION

Corporate Headquarters
309 N. Water Street, Suite 500
Milwaukee, WI 53202
(414) 367-5600

Independent Registered Public Accounting Firm
Ernst & Young
Chicago, IL 60606
(312) 879-2000

Corporate and REIT Tax Counsel
Baker & McKenzie LLP
Richard Lipton, Senior Counsel
Chicago, IL 60601
(312) 861-8000

COVERING ANALYSTS

J. Dennerlein - Bank of America Merrill Lynch
S. Valiquette - Barclays
C. Siversky - Berenberg Capital Markets LLC
J. Sanabria - BMO Capital Markets Corp.
M. Gorman - BTIG
D. Bernstein - Capital One Securities
M. Griffin - Citi
D. Toti - Colliers Securities
M. Ross - Compass Point
T. Okusanya - Credit Suisse
J. Petersen - Jefferies LLC
A. Wurschmidt - Keybanc Capital Markets Inc.
R. Hill - Morgan Stanley
J. Hughes - Raymond James Financial Inc.
M. Carroll - RBC Capital Markets LLC
D. Rodgers - Robert W. Baird & Co.
S. Manaker - Stifel
M. Lewis - Truist Securities

The equity analysts listed above are those analysts that have published research material on the Company and are listed as covering the Company. Please note that any opinions, estimates, or forecasts regarding the Company's performance made by the analysts listed above do not represent the opinions, estimates, or forecasts of the Company or its management. The Company does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations made by any of such analysts. Interested persons may obtain copies of analysts' reports on their own, as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions on our stock, and may provide compensated services to us.

5

6 SECOND QUARTER 2022 HIGHLIGHTS OPERATING HIGHLIGHTS • Second quarter 2022 total revenue of $132.2 million, an increase of 17.0% compared to the prior year period • Second quarter 2022 rental and related revenue of $127.7 million, an increase of 18.5% compared to the prior year period • Generated quarterly net income per share of $0.07 on a fully diluted basis • Generated quarterly normalized funds from operations (Normalized FFO) of $0.27 per share on a fully diluted basis compared to $0.26 per share for the same period last year • Completed $46.9 million of investments and previous loan commitments during the second quarter • Completed the disposition of Legacy IPO MOB - New Albany for approximately $6.4 million, realizing a net gain of approximately $3.7 million • Second quarter MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 1.9% year-over-year • Declared quarterly dividend of $0.23 per share for the second quarter • 94.9% of portfolio square footage leased as of June 30, 2022, which excludes three assets classified as held for sale COMPANY ANNOUNCEMENTS • June 6, 2022: Announced the release of our 2021 Environmental, Social, and Governance (ESG) Report. • June 17, 2022: Announced that our Board of Trustees (the "Board") authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended June 30, 2022. The distribution was paid on July 19, 2022 to common shareholders and OP Unit holders of record as of the close of business on July 5, 2022. SECOND QUARTER INVESTMENT HIGHLIGHTS SUBSEQUENT INVESTMENT ACTIVITY • New Albany Medical Center II, New Albany, OH • Disposition of Great Falls assets (1 hospital, 2 MOBs) • Disposition of Legacy IPO MOB - New Albany Medical Arts Pavilion Lufkin, TX Beaumont POB Sterling Heights, MI

7 FINANCIAL HIGHLIGHTS (Unaudited and in thousands, except sq. ft. and per share data) (1) Unadjusted for unamortized fair value adjustments, unamortized discount, and unamortized deferred financing costs. G ro ss R ea l E st at e In ve st m en ts G ross Leasable A rea Portfolio Growth Since IPO Gross Real Estate Assets Gross Real Estate Investments/Year Portfolio GLA IPO 2013 2014 2015 2016 2017 2018 2019 2020 2021 Q2 2022 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 0 3,000,000 6,000,000 9,000,000 12,000,000 15,000,000 18,000,000 INCOME Three Months Ended June 30, 2022 March 31, 2022 Revenues $ 132,167 $ 130,390 Net income 17,932 13,943 NOI 92,666 91,894 Annualized Adjusted EBITDAre 353,336 350,244 Net income available to common shareholders per common share $ 0.07 $ 0.06 Normalized FFO 63,742 63,391 Normalized FFO per common share $ 0.27 $ 0.27 Normalized FAD 60,988 61,542 CAPITALIZATION As of ASSETS June 30, 2022 March 31, 2022 Gross Real Estate Investments (including gross lease intangibles) 5,914,060 5,872,705 Total Assets 5,126,341 5,116,043 DEBT AND EQUITY Consolidated Debt (1) 1,919,186 1,910,604 Total Equity 2,941,177 2,953,438 Equity Market Capitalization 3,949,232 3,951,640 Consolidated Firm Value 6,107,850 6,101,361 Consolidated Debt / Total Firm Value 31.4% 31.3% $123,998 $5,914,060

8 RECONCILIATION OF NON-GAAP MEASURES: FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD) (Unaudited and in thousands, except share and per share data) Three Months Ended June 30, 2022 Six Months Ended June 30, 2022 Net income $ 17,932 $ 31,875 Net income attributable to NCI - partially owned properties (155) (314) Depreciation and amortization expense 47,589 94,738 Depreciation and amortization expense - partially owned properties (70) (140) Gain on the sale of investment properties, net (3,634) (3,481) Proportionate share of unconsolidated joint venture adjustments 2,350 4,733 FFO applicable to common shares $ 64,012 $ 127,411 Proportionate share of unconsolidated joint venture adjustments (270) (278) Normalized FFO applicable to common shares $ 63,742 $ 127,133 Net income available to common shareholders per common share $ 0.07 $ 0.13 FFO per common share - diluted $ 0.27 $ 0.53 Normalized FFO per common share - diluted $ 0.27 $ 0.53 Normalized FFO applicable to common shares $ 63,742 $ 127,133 Non-cash share compensation expense 3,798 8,051 Straight-line rent adjustments (1,727) (3,881) Amortization of acquired above/below market leases/assumed debt 1,301 2,640 Amortization of lease inducements 225 450 Amortization of deferred financing costs 579 1,158 TI/LC and recurring capital expenditures (6,868) (12,531) Loan reserve adjustments 4 7 Proportionate share of unconsolidated joint venture adjustments (66) (497) Normalized FAD applicable to common shares $ 60,988 $ 122,530 Weighted average common shares outstanding - diluted 239,006,973 238,738,465

9 RECONCILIATION OF NON-GAAP MEASURES: NET OPERATING INCOME AND ADJUSTED EBITDAre (Unaudited and in thousands) NET OPERATING INCOME Three Months Ended June 30, 2022 Six Months Ended June 30, 2022 Net income $ 17,932 $ 31,875 General and administrative 10,028 20,321 Depreciation and amortization expense 47,702 94,962 Interest expense 17,234 34,057 Gain on the sale of investment properties, net (3,634) (3,481) Proportionate share of unconsolidated joint venture adjustments 3,404 6,826 NOI $ 92,666 $ 184,560 NOI $ 92,666 $ 184,560 Straight-line rent adjustments (1,727) (3,881) Amortization of acquired above/below market leases 1,301 2,650 Amortization of lease inducements 225 450 Loan reserve adjustments 4 7 Proportionate share of unconsolidated joint venture adjustments (99) (170) Cash NOI $ 92,370 $ 183,616 Cash NOI $ 92,370 Assets not held for all periods or held for sale (14,396) Hospital Cash NOI (2,850) Lease termination fees (182) Interest income on real estate loans (2,248) Joint venture and other income (3,566) MOB Same-Store Cash NOI $ 69,128 EBITDAre Three Months Ended June 30, 2022 Net income $ 17,932 Depreciation and amortization expense 47,702 Interest expense 17,234 Gain on the sale of investment properties (3,634) Proportionate share of unconsolidated joint venture adjustments 3,674 EBITDAre $ 82,908 Non-cash share compensation expense 3,798 Pursuit costs 93 Non-cash intangible amortization 1,525 Proportionate share of unconsolidated joint venture adjustments (270) Pro forma adjustments for investment activity 280 Adjusted EBITDAre $ 88,334 Adjusted EBITDAre Annualized (1) $ 353,336 (1) Amounts are annualized and actual full year results may differ significantly from the annualized amounts shown.

10 (1) Unadjusted for unamortized fair value adjustments, unamortized discount, and unamortized deferred financing costs. (2) Weighted average maturity of Mortgage Debt is 3.5 years. Debt is 31% of Firm Value Debt Equity MARKET CAPITALIZATION AND DEBT SUMMARY (Unaudited and in thousands, except share and per share data) MARKET CAPITALIZATION June 30, 2022 Unsecured credit facility debt $ 264,000 Unsecured notes 1,475,000 Mortgage debt 180,186 Consolidated debt (1) 1,919,186 Pro rata share of unconsolidated joint venture debt 143,981 Enterprise debt $ 2,063,167 Redeemable equity $ 5,776 Share price $ 17.45 Total common shares outstanding 226,316,998 Total OP Units outstanding 11,914,857 Total dilutive restricted common shares and units 1,475,175 Implied equity market capitalization $ 4,182,888 Consolidated Firm Value (Debt + Pref. + Equity) $ 6,107,850 Consolidated Debt/Gross Assets 31.8% Consolidated Debt/Total Firm Value 31.4% ENTERPRISE DEBT SUMMARY (1) Balance as of June 30, 2022 Interest Rate Maturity Date Revolving Credit Facility Debt $ 264,000 2.3% 9/24/2025 Senior Unsecured Notes January '16 - Series A 15,000 4.0% 1/7/2023 January '16 - Series B 45,000 4.4% 1/7/2026 January '16 - Series C 45,000 4.6% 1/7/2028 January '16 - Series D 45,000 4.7% 1/7/2031 August '16 - Series A 25,000 4.1% 8/11/2025 August '16 - Series B 25,000 4.2% 8/11/2026 August '16 - Series C 25,000 4.2% 8/11/2027 March '17 400,000 4.3% 3/15/2027 December '17 350,000 4.0% 1/15/2028 October '21 500,000 2.6% 11/1/2031 Pro Rata Share of Unconsolidated Joint Venture Debt 143,981 3.2 % Various Mortgage Debt, Maturing:(2) 2022 14,764 4.8% 2023 — — % 2024 60,031 3.8 % Thereafter 105,391 3.4% $ 2,063,167 3.5 % Enterprise Debt Repayment Schedule as of June 30, 2022 $15,256 $16,008 $59,719 $349,099 $253,009 $425,476 $397,775 $546,825 2022 2023 2024 2025 2026 2027 2028 Thereafter $0 $150,000 $300,000 $450,000 $600,000 $750,000

11 LEVERAGE STATISTICS AND COVENANT PERFORMANCE (Unaudited and in thousands, except share and per share data) CONSOLIDATED LEVERAGE STATISTICS Quarter Ended June 30, 2022 Consolidated debt $ 1,919,186 Net consolidated debt (less cash) 1,918,785 Adjusted EBITDAre $ 88,334 Less: Amounts attributable to Unconsolidated Joint Ventures (3,364) Consolidated Adjusted EBITDAre $ 84,970 Consolidated Adjusted EBITDAre (annualized)* $ 339,880 Net Consolidated Debt / Consolidated Adjusted EBITDAre Ratio 5.65x Consolidated Adjusted EBITDAre $ 84,970 Cash interest expense 16,655 Interest Coverage Ratio 5.10x Consolidated interest expense $ 17,234 Capitalized interest 240 Secured debt principal amortization 418 Total fixed charges $ 17,892 Consolidated Adjusted EBITDAre 84,970 Consolidated Adjusted EBITDAre / Fixed Charge Coverage Ratio 4.75x Implied equity market cap $ 4,182,888 Redeemable equity 5,776 Consolidated debt 1,919,186 Consolidated Firm Value $ 6,107,850 Net consolidated debt (less cash) $ 1,918,785 Gross assets 6,027,867 Net Consolidated Debt / Gross Assets 31.8 % Net Consolidated Debt / Consolidated Firm Value 31.4 % Weighted average common shares 225,617,275 Weighted average OP Units not owned by DOC 11,914,523 Dilutive effect of unvested restricted common shares and share units 1,475,175 Weighted Average Common Shares and OP Units - Diluted 239,006,973 * Amounts are annualized and actual results may differ significantly from the annualized amounts shown. COVENANT PERFORMANCE Required June 30, 2022 Total Leverage Ratio ≤ 60.0% 34.4% Total Secured Leverage Ratio ≤ 40.0% 3.2% Maintenance of Unencumbered Assets ≥ 1.5x 2.9x Consolidated Debt Service (Trailing Four Quarters) ≥ 1.5x 4.3x ENTERPRISE LEVERAGE STATISTICS Quarter Ended June 30, 2022 Enterprise debt $ 2,063,167 Net enterprise debt (less cash) 2,062,766 Adjusted EBITDAre (annualized)* 353,336 Net Enterprise Debt / Adjusted EBITDAre Ratio 5.84x

PHYSICIANS REALTY TRUST

DOC LISTED NYSE

PORTFOLIO PERFORMANCE AND LEASING ROLLFORWARD

(Unaudited and in thousands, except property count and sq. ft. data. Same Store data excludes assets Held for Sale)

MOB SAME-STORE PORTFOLIO ANALYSIS

	Portfolio Quarter Ended June 30, 2022	MOB Same-Store Quarter Ended June 30, 2022
Number of health care properties[(2)]	289	247
Gross leasable area[(2)]	16,069,565	13,091,476
Cash NOI[(2)]	$ 92,370	$ 69,128
% Leased[(2)]	94.9 %	94.7 %


MOB Same-Store Cash NOI, 74.8%
Other Cash NOI, 25.2%

MOB SAME-STORE PORTFOLIO PERFORMANCE

	Year-Over-Year Comparison			Sequential Comparison		
	Q2'22	Q2'21	Change	Q2'22	Q1'22	Change
Number of MOBs	247	247	—	247	247	—
Gross leasable area	13,091,476	13,091,476	—	13,091,476	13,091,476	—
% Leased	94.7 %	95.5 %	-80 bps	94.7 %	95.0 %	-30 bps
Rental and related revenues	$ 103,701	$ 99,832	+3.9 %	$ 103,701	$ 102,959	+0.7 %
Operating expenses	(34,573)	(32,006)	+8.0 %	(34,573)	(34,004)	+1.7 %
MOB Same-Store Cash NOI	**$ 69,128**	**$ 67,826**	**+1.9 %**	**$ 69,128**	**$ 68,955**	**+0.3 %**
Cash NOI	**$ 92,370**	**$ 81,157**		**$ 92,370**	**$ 91,246**	
Cash NOI from:						
Assets not held for all periods or held for sale	(14,396)	(3,552)		(14,396)	(13,820)	
Repositioning assets	—	—		—	—	
Hospital Cash NOI	(2,850)	(2,474)		(2,850)	(2,758)	
Lease termination fees	(182)	(157)		(182)	(5)	
Interest income on real estate loans	(2,248)	(3,907)		(2,248)	(2,199)	
Joint venture and other income	(3,566)	(3,241)		(3,566)	(3,509)	
MOB Same-Store Cash NOI	**$ 69,128**	**$ 67,826**		**$ 69,128**	**$ 68,955**	

LEASING ROLLFORWARD

	Quarter Ended June 30, 2022	Percentage of Total GLA June 30, 2022
Total GLA		
Total square feet at beginning of quarter	16,194,632	100.8 %
Acquired GLA[(1)]	60,018	0.4 %
Disposed GLA[(2)]	(185,085)	(1.2)%
Total square feet at end of quarter	16,069,565	100.0 %
Leased GLA		
Leased GLA at beginning of quarter	15,409,337	95.9 %
Expirations	(349,034)	(2.2)%
Renewals	267,316	1.7 %
Retention Rate	*77 %*	
New leases in quarter	47,265	0.3 %
Net absorption	(34,453)	(0.2)%
Net leased GLA acquired / (disposed)	(129,078)	(0.8)%
Leased GLA at end of quarter	15,245,806	94.9 %

(1) Includes remeasurements of existing properties totaling 785 square feet.
(2) Excludes three properties classified as held for sale as of June 30, 2022.

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PHYSICIANS REALTY TRUST
DOC LISTED NYSE

INVESTMENT ACTIVITY AND CONSTRUCTION LOAN SUMMARY

(Unaudited and in thousands, except sq. ft. data)

QUARTERLY INVESTMENTS

Investment		Location	Acquisition Date	First Year Cash Yield	% Leased	Investment Amount	GLA
Earnout - M Health Fairview Clinics and Specialty Center - Maplewood	(1)	Maplewood, MN	4/4/2022	5.8%	N/A	$ 1,073	—
Private Equity Fund Investment	(2)	N/A	4/6/2022	N/A	—	4,410	—
New Albany Medical Center II		New Albany, OH	4/26/2022	5.5%	95.0%	27,688	59,233
Mezzanine Loan - Lakeville		Lakeville, MN	6/7/2022	8.0%	—	5,750	—
Term Loan - HCC Davie		Davie, FL	6/22/2022	5.0%	—	7,530	—
Construction Loan Draws		Fort Worth, TX	Various	6.0%	—	427	—
Total / Weighted Average				**5.8%**	**95.0%**	**$ 46,878**	**59,233**

(1) The Company completed the settlement of an acquisition related earn-out payment upon the execution of a lease at our M Health Fairview Clinics and Specialty Center - Maplewood. The earn-out is considered to be additional purchase price.
(2) The Company invested in funds managed by a venture capital firm specializing in real estate technology.

QUARTERLY DISPOSITIONS

Property	Location	Date	Proceeds	GLA
Legacy IPO MOB - New Albany	Columbus, OH	4/22/2022	$ 6,400	17,213

HELD FOR SALE

Property	Location	GLA
Great Falls assets (1 hospital, 2 MOBs)	Great Falls, MT	185,085

CONSTRUCTION LOAN SUMMARY

Construction Loan		Location	Estimated Date of Completion	Interest Rate	Quarterly Fundings	Amount Drawn to Date	Total Commitment	Purchase Option Cap Rate
TOPA Hillwood	(1)	Fort Worth, TX	3Q 2022	6.0%	$ 427	$ 8,654	$ 10,500	6.2%

(1) Expected takeout price of $11.8 million, anticipated in the fourth quarter 2022.



Bay City MOB
Bay City, MI



Abrazo Scottsdale MOB
Phoenix, AZ

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PORTFOLIO DIVERSIFICATION

(As of June 30, 2022, $ in thousands, excludes assets Held for Sale)

	# of Properties	GLA	% of Total	% of Q2 Cash NOI	% Leased
Single-tenant MOBs	122	5,442,498	33.9%	35.1%	99.7%
Multi-tenant MOBs	150	9,759,317	60.7%	58.0%	92.2%
Specialty Hospitals	4	249,510	1.6%	3.2%	100.0%
Consolidated Total	**276**	**15,451,325**	**96.2%**	**96.3%**	**95.0%**
Pro Rata Unconsolidated Joint Venture Assets	13	618,240	3.8%	3.7%	92.7%
Portfolio Total	**289**	**16,069,565**	**100.0%**	**100.0%**	**94.9%**

UNCONSOLIDATED JOINT VENTURE SUMMARY

Joint Venture	% Ownership	# of Properties	GLA	Q2 Cash NOI	% Leased
PMAK Joint Venture	12.3%	60	2,923,589	$ 14,918	90.0%
Davis Joint Venture	49.0%	12	524,891	2,905	96.6%

Top Ten States (Based on GLA)


Texas, 12%
Georgia, 7%
Indiana, 7%
Nebraska, 6%
Kentucky, 6%
Arizona, 6%
Minnesota, 6%
Florida, 6%
Ohio, 5%
Tennessee, 5%
Other, 34%

Lease Type (Based on Annualized Base Revenue)


NNN, 86%
Absolute Net, 8%
Gross, 2%
Modified Gross, 4%

Campus Proximity (Based on Annualized Base Revenue)


Off-Campus / Affiliated, 36%
Off-Campus / Unaffiliated, 11%
On-Campus / Adjacent, 53%

Consolidated 603 Asset Mix (Based on Annualized Base Revenue)


Non-603 Assets, 84%
603 Assets, 16%

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CONSOLIDATED LEASING RELATIONSHIPS AND EXPIRATION SCHEDULE

(As of June 30, 2022, $ in thousands, excludes assets Held for Sale)

INVESTMENT GRADE TENANCY [(1)]

Relationship	Credit Rating (Moody's / S&P)	Leased GLA	% of Leased GLA		Annualized Base Rent	% of Total Annualized Base Rent	
CommonSpirit Health	Baa1/A-	2,775,924	18.9%		$ 52,980	15.0%	
University of Louisville	NA/A-	617,157	4.2%		13,040	3.7%	
Ascension Health Alliance	Aa2/AA+	608,137	4.1%		15,567	4.4%	
HonorHealth	A2/NA	415,791	2.8%		10,987	3.1%	
McKesson Corporation	Baa2/BBB+	403,751	2.8%		11,407	3.2%	
Baylor Scott and White Health	Aa3/AA-	268,639	1.8%		8,356	2.4%	
UnitedHealth Group Incorporated	A3/A+	226,004	1.5%		6,966	2.0%	
UF Health - Jacksonville	Baa3/NA	223,748	1.5%		7,941	2.2%	
Trinity Health Credit Group	Aa3/AA-	175,339	1.2%		4,634	1.3%	
McLaren Healthcare	A1/NA	167,517	1.1%		3,419	1.0%	
Other		3,048,747	21.0%		75,633	21.3%	
Total		**8,930,754**	**60.9%**	(2)	**$ 210,930**	**59.6%**	(2)

TOP 10 TENANTS BY ABR

Tenant	Weighted Avg. Remaining Lease Term	Leased GLA	% of Leased GLA	Annualized Base Rent	% of Total Annualized Base Rent
CommonSpirit - CHI - Nebraska	4.4	899,928	6.1%	$ 18,054	5.1%
Northside Hospital	8.4	684,941	4.7%	15,875	4.5%
UofL Health - Louisville, Inc.	5.9	617,157	4.2%	13,040	3.7%
US Oncology	5.4	403,751	2.8%	11,407	3.2%
HonorHealth	7.1	415,791	2.8%	10,987	3.1%
Baylor Scott and White Health	3.5	268,639	1.8%	8,356	2.4%
Ascension - St. Vincent's - Indianapolis	5.3	363,118	2.5%	8,010	2.3%
UF Health - Jacksonville	7.1	223,748	1.5%	7,941	2.2%
CommonSpirit - CHI - St. Alexius	4.1	359,209	2.4%	6,987	2.0%
UnitedHealth Group Incorporated	11.7	191,171	1.3%	5,946	1.6%
Total / Weighted Average	**6.0**	**4,427,453**	**30.1%**	**$ 106,603**	**30.1%**

LEASE EXPIRATION SCHEDULE

Expiration Year	Expiring Leases	Expiring Lease GLA	% of Total GLA	Expiring Lease ABR	% of Total ABR	Average Rent per SF
2022	76	276,002	1.8%	$ 6,084	1.7%	$22.04
2023	139	698,688	4.5%	16,732	4.7%	23.95
2024	132	997,826	6.5%	24,181	6.8%	24.23
2025	156	1,013,894	6.6%	25,341	7.2%	24.99
2026	178	3,358,194	21.7%	76,428	21.6%	22.76
2027	130	1,661,978	10.8%	38,114	10.8%	22.93
2028	104	1,636,442	10.6%	37,382	10.6%	22.84
2029	53	880,588	5.7%	27,405	7.7%	31.12
2030	57	743,592	4.8%	17,687	5.0%	23.79
2031	42	978,041	6.3%	22,958	6.5%	23.47
Thereafter	113	2,364,222	15.3%	60,396	17.1%	25.55
MTM	39	62,986	0.4%	1,012	0.3%	16.06
Vacant		778,872	5.0%			
Total / W.A.	**1,219**	**15,451,325**	**100.0%**	**$ 353,720**	**100.0%**	**$24.11**

(1) Represents direct leases to investment grade entities and their subsidiaries. Parent rating used where direct tenant is not rated.
(2) Investment grade quality companies without public debt outstanding would add an additional 5.2% and 5.0%, respectively, to Investment Grade GLA and Investment Grade ABR.

15

16 CONSOLIDATED BALANCE SHEETS (In thousands, except share data) June 30, 2022 December 31, 2021 ASSETS (unaudited) Investment properties: Land and improvements $ 233,699 $ 235,453 Building and improvements 4,588,319 4,612,561 Tenant improvements 87,162 86,018 Acquired lease intangibles 493,149 498,221 5,402,329 5,432,253 Accumulated depreciation (901,526) (821,036) Net real estate property 4,500,803 4,611,217 Real estate held for sale 65,798 1,964 Right-of-use lease assets, net 233,281 235,483 Real estate loans receivable, net 104,716 117,844 Investments in unconsolidated entities 80,590 69,793 Net real estate investments 4,985,188 5,036,301 Cash and cash equivalents 401 9,876 Tenant receivables, net 6,135 4,948 Other assets 134,617 131,584 Total assets $ 5,126,341 $ 5,182,709 LIABILITIES AND EQUITY Liabilities: Credit facility $ 258,509 $ 267,641 Notes payable 1,464,713 1,464,008 Mortgage debt 179,516 180,269 Accounts payable 5,336 6,651 Dividends and distributions payable 57,809 57,246 Accrued expenses and other liabilities 88,311 86,254 Lease liabilities 104,591 104,957 Acquired lease intangibles, net 20,603 21,569 Total liabilities 2,179,388 2,188,595 Redeemable noncontrolling interests - partially owned properties 5,776 7,081 Equity: Common shares, $0.01 par value, 500,000,000 common shares authorized, 226,316,998 and 224,678,116 common shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively 2,263 2,247 Additional paid-in capital 3,637,459 3,610,954 Accumulated deficit (850,101) (776,001) Accumulated other comprehensive income (loss) 3,570 (892) Total shareholders’ equity 2,793,191 2,836,308 Noncontrolling interests: Operating Partnership 146,888 150,241 Partially owned properties 1,098 484 Total noncontrolling interests 147,986 150,725 Total equity 2,941,177 2,987,033 Total liabilities and equity $ 5,126,341 $ 5,182,709

17 CONSOLIDATED STATEMENTS OF INCOME (Unaudited and in thousands, except share and per share data) Three Months Ended June 30, Six Months Ended June 30, 2022 2021 2022 2021 Revenues: Rental revenues $ 91,892 $ 80,572 $ 183,442 $ 160,967 Expense recoveries 35,836 27,176 70,962 54,736 Rental and related revenues 127,728 107,748 254,404 215,703 Interest income on real estate loans and other 4,439 5,177 8,153 10,561 Total revenues 132,167 112,925 262,557 226,264 Expenses: Interest expense 17,234 13,541 34,057 27,256 General and administrative 10,028 9,117 20,321 18,582 Operating expenses 42,681 33,456 84,433 67,390 Depreciation and amortization 47,702 38,105 94,962 76,081 Total expenses 117,645 94,219 233,773 189,309 Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net: 14,522 18,706 28,784 36,955 Equity in loss of unconsolidated entities (224) (403) (390) (823) Gain on sale of investment properties, net 3,634 378 3,481 354 Net income 17,932 18,681 31,875 36,486 Net income attributable to noncontrolling interests: Operating Partnership (886) (417) (1,578) (876) Partially owned properties (1) (155) (151) (314) (303) Net income attributable to controlling interest 16,891 18,113 29,983 35,307 Preferred distributions — — — (13) Net income attributable to common shareholders $ 16,891 $ 18,113 $ 29,983 $ 35,294 Net income per share: Basic $ 0.07 $ 0.08 $ 0.13 $ 0.17 Diluted $ 0.07 $ 0.08 $ 0.13 $ 0.16 Weighted average common shares: Basic 225,617,275 215,837,520 225,344,756 213,198,272 Diluted 239,006,973 222,660,502 238,738,465 220,053,306 Dividends and distributions declared per common share $ 0.23 $ 0.23 $ 0.46 $ 0.46 (1) Includes amounts attributable to redeemable noncontrolling interests.

18 REPORTING DEFINITIONS Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (Adjusted EBITDAre): We define Adjusted EBITDAre as EBITDAre, computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), plus non-cash compensation, other non-recurring items, pursuit costs, non-cash intangible amortization, and pro forma impact of investment activity. We consider Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent (ABR): Annualized base rent is calculated by multiplying reported base rent for June 2022 by 12 (but excluding the impact of straight- line rent). Cash Net Operating Income (NOI): Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount. Earnings Before Interest, Taxes, Depreciation, Amortization and Rent (EBITDAR): We define EBITDAR as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock-based compensation, acquisition-related expenses and lease expense. We consider EBITDAR an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our tenants' ability to fund their rent obligations. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): In 2017, Nareit issued a white paper defining EBITDA for real estate as net income or loss computed in accordance with GAAP plus interest expense, income tax expense, depreciation and amortization expense, impairment, gains or losses from the sale of real estate; and the proportionate share of joint venture depreciation, amortization and other adjustments. We adopted the use of EBITDAre in the first quarter of 2018. Funds From Operations (FFO): Funds from operations, or FFO, is a widely recognized measure of REIT performance. We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price (and includes lease intangibles). Health System: We define an entity to be a health system if each of the following criteria are met: 1) the entity provides inpatient or outpatient services in the primary course of business; 2) services are provided at more than one campus or site of care; and 3) if the entity only provides outpatient services, they must employ a minimum of 50 physicians. Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital ownership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system. Hospitals: Hospitals refer to specialty surgical hospitals. These hospitals provide a wide range of inpatient and outpatient services, including but not limited to, surgery and clinical laboratories. Hospital Campus: We define a hospital campus to be the physical area immediately adjacent to a hospital institution's main buildings, including other areas and structures that are located within 250 yards of the main buildings.

19 REPORTING DEFINITIONS (continued) Medical Office Building (MOB): Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings may contain sole and group physician practices and may provide laboratory and other patient services. MOB Same-Store Cash Net Operating Income (NOI): MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, lease termination fees, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount. MOB Same-Store Portfolio: The MOB same-store portfolio consists of medical office properties held by the Company for the entire preceding five quarters. Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized Funds Available for Distribution (Normalized FAD): We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, we use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements. Off-Campus: A building portfolio that is not located on or adjacent to key hospital based-campuses. On-Campus / Affiliated: Refers to a property that is either located within a quarter mile of a hospital campus or is located more than a quarter mile from a hospital campus but is affiliated with a health system. Section 603 Assets: For the purposes of this Supplemental Information, "603 Asset" is defined to be our estimate of Annualized Base Revenue (ABR) as a percentage of all our ABR, derived from leases to hospitals for hospital outpatient department space located in an off-campus medical office building at least 250 yards from the hospital's main campus inpatient location, and that was billing Medicare for outpatient department services provided in that off-campus location as of November 2, 2015. ABR that is "not-603" for the purposes of this Supplemental Information could and would include ABR from space leased to a hospital outpatient department services provided in leased space within the 250 yard requirement for on-campus locations or in buildings that are more than 250 yards from the hospital service provider's main campus, but the hospital did not start billing for that service in the location until after November 2, 2015. djac